EXHIBIT 10.15
Court File No. 05-CV-285606CP
ONTARIO
SUPERIOR COURT OF JUSTICE

THE HONOURABLE SENIOR REGIONAL	)	TUESDAY, THE 27TH DAY
)
JUSTICE	)	OF JUNE, 2006
BETWEEN
PETER GALLARDI
Plaintiff
- and -
NORTEL NETWORKS CORPORATION, FRANK A. DUNN
DOUGLAS BEATTY, MICHAEL GOLLOGLY,
JOHN EDWARD CLEGHORN, ROBERT ELLIS BROWN,
ROBERT ALEXANDER INGRAM, GUYLAINE SAUCIER,
SHERWOOD HUBBARD SMITH, JR. and DELOITTE & TOUCHE LLP
Defendants
Proceedings under the Class Proceeding Act, 1992
ORDER
     THIS MOTION made by the Plaintiff for an Order certifying this action as a class proceeding for the purpose of settlement, approving the notice to class members and other declaratory relief was heard this day at the Court House, 361 University Avenue, Toronto, Ontario.
     ON READING the materials filed, including the Settlement Agreement (defined herein), and on hearing the submissions of counsel for the Plaintiff and counsel for the Defendants:

1.	THIS COURT ORDERS AND DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:

(a)	“Claims Administrator” means the entity approved by this Court pursuant to paragraph 10 herein to administer the Settlement;

(b)	“Class Members” means members of the Ontario National Class, the Quebec Class and the U.S. Global Class;

(c)	“Class Period” means the period of time between April 24, 2003 through April 27, 2004, inclusive;

(d)	“Courts” means this Court, the Supreme Court of British Columbia and the United States District Court for the Southern District of New York;

(e)	“Defendants” means the persons and entities named as defendants in the Ontario National Action;

(f)	“Escrow Agent” has the meaning set forth in the Stipulation;

(g)	“Excluded Persons” means: (i) Nortel and the Individual Defendants; (ii) the Other Individuals; (iii) members of any of the Individual Defendants’ immediate families; (iv) any entity in which Nortel or any of the Individuals Defendants or the Other Individuals has a controlling interest; (v) any parent, subsidiary or affiliate of Nortel; (vi) any person who was an officer or directors of Nortel or any of its subsidiaries or affiliates during the Class Period; and (vii) legal representatives, heirs, predecessors, successors or assigns of any of the Excluded Persons;

(h)	“Gross Cash Settlement Fund” has the meaning set forth in the Stipulation;

(i)	“Gross Settlement Fund” has the meaning set forth in the Stipulation;

(j)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(k)	“Individual Defendants” means Frank A. Dunn, Douglas Beatty, Michael Gollogly, John Edward Cleghorn, Robert Ellis Brown, Robert Alexander Ingram, Guylaine Saucier and Sherwood Hubbard Smith, Jr.;

(l)	“Nortel” means the Defendant, Nortel Networks Corporation;

(m)	“Nortel II Actions” means the Ontario National Action, the Quebec Action, and the U.S. Action;

(n)	“Nortel II Defendants” means Nortel, the Individual Defendants and Deloitte & Touche LLP;

(o)	“Notice” means the notice to the class in the Nortel II Actions, substantially in the form attached as Schedule “B” to this Order;

(p)	“Notice Plan” means the plan for the publication and dissemination of the Notice, Publication Notice and Proof of Claim by the Claims Administrator, attached as Schedule “E” to this Order;

(q)	“Ontario National Action” means this proceeding which raises claims in the nature of negligence, negligent and/or reckless misrepresentation, and alleges breaches of the Canada Business Corporations Act, Competition Act and Ontario Securities Act, for which relief is sought through an award of damages;

(r)	“Ontario National Class” means the class certified for the purpose of settlement in the Ontario National Action pursuant to paragraph 3 of this Order;

(s)	“Ontario National Class Counsel” means Rochon Genova LLP and Lerners LLP;

(t)	“Ontario National Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of Ontario National Class Counsel;

(u)	“Ontario National Class Member” means a member of the Ontario National Class who does not opt out of the Ontario National Class in the manner set forth in this Order;

(v)	“Other Individuals” means James Kinney (Finance Chief for Nortel’s Wireless Networks Division, Richardson, Texas), Ken Taylor (Vice President for Nortel’s Enterprise Networks Division, Raleigh, North Carolina), Craig Johnson (Finance Director for Nortel’s Wireline Networks Division, Richardson, Texas), Doug Hamilton (Finance Director for Nortel’s Optical Networks Group, Montreal, Quebec), Michel Gasnier (Vice President of Finance for Europe), Robert Ferguson (Vice President of Finance for China), and William Bowrey (Controller for Asia);

(w)	“Proof of Claim” means the form substantially in the form attached as Schedule “C” to this Order;

(x)	“Publication Notice” means the summary notice of certification and proposed settlement, and of the hearing of the Settlement Approval Motion, substantially in the form attached as Schedule “D” to this Order;

(y)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Nortel II Actions;

(z)	“Quebec Action” means the proceeding in the Superior Court of Quebec (District of Montreal), Clifford W. Skarstedt v. Corporation Nortel Networks, No. 500-06-000277-059;

(aa)	“Quebec Class” means all persons and “entities”, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period. For purposes of the definition of Quebec Class, an entity means a legal person established for a private interest, a partnership or an association if at all times during the 12-month period preceding February 18, 2005, not more than 50 persons bound to it by contract of employment were under its direction or control and if it is dealing at arm’s length with the representative of the Quebec Class;

(bb)	“Released Parties” means any and all of the Nortel II Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel II Defendant has a controlling interest or which is related to or affiliated with any of the Nortel II Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel II Defendants;

(cc)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel II Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel II Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel II Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel II Actions. “Settled Claims”

does not mean or include claims, if any, against the Released Parties: (a) arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket No. 1537. “Settled Claims” further does not include: (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties;
(dd)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached as Schedule “A” thereto, entered into between the Plaintiffs and Nortel, dated June 20, 2006, which is attached to this Order as Schedule “A”;

(ee)	“Settlement” means the proposed settlement of the Nortel II Actions pursuant to the terms set forth in the Settlement Agreement adopting and ratifying the Stipulation;

(ff)	“Settlement Approval Motion” means the motion for final approval of the Settlement by this Court to be heard at the date, time and location described in paragraph 6 of this Order;

(gg)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(hh)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel if potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(ii)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(jj)	“U.S. Action” means the proceeding in the U.S. Federal District Court for the Southern District of New York, Master File No. 05-MD-1659 (LAP);

(kk)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange.
2. THIS COURT ORDERS that the Ontario National Action be certified as a class proceeding for the purpose of settlement.
3. THIS COURT ORDERS that the Ontario National Class be defined as:
All persons and entities, except Excluded Persons and members of the Quebec Class, who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period.
4. THIS COURT ORDERS that Peter Gallardi be and is hereby appointed as the representative plaintiff for the Ontario National Class.
5. THIS COURT ORDERS that the Ontario National Action is certified as a class proceeding for the purpose of settlement on the basis of the following common issue:
Did Nortel make false or misleading statements or omissions concerning its financial performance or its revenue and earnings during the Class Period?
6. THIS COURT ORDERS that the Settlement Approval Motion and the motion by Ontario National Class Counsel for approval of Ontario National Class Counsel Fees shall be heard by this Court on a date to be set by the Registrar, approximately 90 days from the date set herein for the mailing of the notice at the Court House at 361 University Avenue, Toronto, Ontario.
7. THIS COURT ORDERS that each potential member of the Ontario National Class who elects to opt out of the Ontario National Class must do so by writing a letter, signed by such person, clearly requesting exclusion and clearly indicating the name, address and telephone number of the person seeking to opt out and the date(s), price(s), and number(s) of shares of all purchases of Nortel common stock or call options on Nortel common stock and of all put options of Nortel common stock written (sold) during the Class Period, and sending it by first class mail post marked no later than 60 days after the date set herein for the mailing of the notice, to the address indicated in the Notice.
8. THIS COURT ORDERS that any potential member of the Ontario National Class who does not opt out in accordance with paragraph 7 of this Order shall be bound by any future Orders in the Ontario National Action, and shall be bound by the terms of the Settlement if approved by each of the Courts in each of the Actions.
9. THIS COURT ORDERS that any potential member of the Ontario National Class who opts out of the Ontario National Class in accordance with paragraph 7 of this Order may no longer participate in the Settlement or any continuation of the Nortel II Actions, shall not be entitled to file a Proof of Claim as provided in paragraph 19 of this Order, shall not be entitled to receive any payment out of the Settlement and shall not be entitled to object to the approval of the Settlement as provided in paragraph 21 of this Order.
10. THIS COURT ORDERS that The Garden City Group, Inc. is hereby appointed and approved as the Claims Administrator, and shall be subject to the jurisdiction of this Court for all matters relating to the Ontario National Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order.
11. THIS COURT ORDERS that the Escrow Agent, acting in its capacity as escrow agent, shall be subject to the jurisdiction of this Court in respect of the Gross Cash Settlement Fund.

12. THIS COURT ORDERS that the form and content of the Notice, substantially in the form attached hereto as Schedule “B”, is hereby approved.
13. THIS COURT ORDERS that the form and content of the Proof of Claim form, substantially in the form attached hereto as Schedule “C”, is hereby approved.
14. THIS COURT ORDERS that the plan of dissemination of the Notice substantially in the manner described in the Notice Plan attached to this Order as Schedule “D” is hereby approved.
15. THIS COURT ORDERS that upon approval of the Notice and the Proof of Claim and the appointment of The Garden City Group, Inc. as the Claims Administrator by the Courts, the Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms attached as Schedules “B” and “C” to this Order, to be mailed, by first class mail, postage prepaid, on or before 14 days after entry of the last order by any of the courts in the Nortel II actions and the Nortel I actions (as defined in the stipulation) approving the notice applicable to that proceeding, to all members of the Ontario National Class who can be identified with reasonable effort, in accordance with the Notice Plan.
16. THIS COURT ORDERS that additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Gross Settlement Fund (as defined in the Stipulation), upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners.
17. THIS COURT ORDERS that Ontario National Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with the Court proof of mailing of the Notice and Proof of Claim.

18. THIS COURT ORDERS that the form of Publication Notice in substantially the form and content attached hereto as Schedule “E” is hereby approved, and directs that Claims Administrator shall cause the Publication Notice to be published in accordance with the Notice Plan, which publication shall begin within ten (10) days of the mailing of the Notice, and Ontario National Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with this Court proof of the publication of the Publication Notice.
19. THIS COURT ORDERS that in order to be entitled to participate in the Net Settlement Fund (as defined in the Stipulation), each Ontario National Class Member shall take the following actions and be subject to the following conditions:
(a)	A properly executed Proof of Claim, substantially in the form attached hereto as Schedule “C”, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than 120 days after the date set herein for the mailing of the Notice. Such deadline may be further extended by order of this Court.

(b)	Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of this Court approving distribution of the Net Settlement Fund.

(c)	Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.
20. THIS COURT ORDERS that the Proof of Claim submitted by each Ontario National Class Member must satisfy the following conditions:
(a)	it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph;

(b)	it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator;

(c)	if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Ontario National Class Member must be included in the Proof of Claim; and

(d)	the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
21. THIS COURT ORDERS that, as part of the Proof of Claim, each Ontario National Class Member shall submit to the jurisdiction of this Court with respect to the claim submitted, and shall (subject to the approval of the Settlement by the Courts) release all Settled Claims against the Released Parties.
22. THIS COURT ORDERS that Ontario National Class Members who wish to file with the Court an objection or comment to the Settlement or to the approval of Ontario National Class Counsel Fees shall deliver a written submission to the Claims Administrator at the address indicated in the Notice, no later than 60 days after the date set herein for the mailing of the notice, and the Claims Administrator shall file all such submissions with the Court prior to the hearing o the Settlement Approval Motion.
23. THIS COURT ORDERS that if (a) the Settlement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 in the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement as provided in paragraph 25 in the Stipulation; or (c) the Settlement is terminated pursuant to paragraph 27 of the Stipulation, then: (i) this Order, including the certification of the action as a class proceeding for the purpose of settlement, shall be set aside and be of no further force or effect, and without prejudice to any party; (ii) each party to the Ontario National Action shall be restored to his, her or its respective position in the litigation as it existed immediately prior to the execution of the Settlement Agreement; and (iii) this Action shall be decertified as a class proceeding pursuant to Section 10 of the Class Proceedings Act, 1992, without prejudice to the Plaintiffs ability to reapply for certification.
24. THIS COURT ACKNOWLEDGES having been notified that a determination of fairness of the Settlement at the Settlement Approval Hearing will be relied upon by Nortel for an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), to enable the Gross Settlement Shares to be distributed to Class Members, and to counsel for the Representative Plaintiffs as may be awarded by the respective Courts for counsel fees, without registration and compliance with the prospectus delivery requirements of U.S. securities laws.
25. THIS COURT DECLARES that Schedule “A” hereto satisfies the requirements of subsections 8(1)(c) and (d) of the Class Proceedings Act, 1992.

/s/ Winkler

entered at/inscrit a toronto
on/book no:
Le/dans le registre no.:

jul 6, 2006

per/par:

PETER GALLARDI		NORTEL NETWORKS CORPORATION	Court File No: 05-CV-285606CP
Plaintiff	and	et al.
Defendants

ONTARIO
SUPERIOR COURT OF JUSTICE

Proceeding commenced at Toronto

O R D E R